Exhibit 4.2

TETRALOGIC PHARMACEUTICAL CORPORATION

AMENDED AND RESTATED

2013 EQUITY INCENTIVE PLAN

SECTION 1.  Purpose; Definitions.  The purposes of the Amended and Restated TetraLogic Pharmaceutical Corporation 2013 Equity Incentive Plan (the “Plan”), which supersedes and replaces in its entirety the 2013 Equity Incentive Plan previously approved by the stockholders of TetraLogic Pharmaceutical Corporation (the “Company”) on November 18, 2013, are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)                                 “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)                                 “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)                                  “Award” means an award of Options, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

(d)                                 “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)                                  “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)                                   “Cause” means with respect to any Participant, unless otherwise defined in the Participant’s employment agreement, service agreement or signed offer letter: (i) the Participant’s habitual intoxication or drug addiction; (ii) the Participant’s violation of the Company’s written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics; (iii) the Participant’s refusal or willful failure by the Participant to perform such duties as may reasonably be delegated or assigned to him, consistent with his position; (iv) the Participant’s willful refusal or willful failure to comply with any requirement of the Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company; (v) the Participant’s willful or wanton misconduct in connection with the performance of his or her duties including, without limitation, breach of fiduciary duties; (vi) the Participant’s breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of his or her employment or service agreement, if any; (vii) the Participant’s conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony (other than driving while intoxicated or driving under the influence of alcohol) or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude; (viii) the Participant’s dishonesty detrimental to the best interest of the Company; (ix) the Participant’s involvement in any matter which, in the opinion of the Company’s Chief Executive Officer (or, in the case of the Chief Executive Officer, the Committee), is reasonably likely to cause material prejudice or embarrassment to the Company’s business; or (x) solely in the case of a Non-Employee Director, any other action by the Participant which the Committee determines constitutes “cause.”  Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(g)                                  “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(g)(i), Section 1(g)(iii), Section 1(g)(iv) or Section 1(g)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company or (vi) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)                                     “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an Outside Director.

(j)                                    “Director” means a member of the Board.

(k)                                 “Disability” means a condition rendering a Participant Disabled.

(l)                                     “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(m)                             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)                                 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.  Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(o)                                 “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(p)                                 “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(q)                                 “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(r)                                    “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

(s)                                   “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t)                                    “Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code.

(u)                                 “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted

(v)                                 “Performance Award” means any Award that, pursuant to Section 9, is granted, vested and/or settled upon the achievement of specified performance conditions.

(w)                               “Performance Goals”  means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: (i) the attainment of certain target levels of, or a specified increase in, operational cash flow; (ii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other specified offsets; (iii) appreciation in and/or maintenance of certain target levels in the Fair Market Value; (iv) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or rate of increase in all or a portion of specified expenses; and (v) individual objectives; and any combination of the foregoing.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

(x)                                 “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(y)                                 “Plan” means the TetraLogic Pharmaceutical Corporation 2013 Equity Incentive Plan herein set forth, as amended from time to time.

(z)                                  “Prior Plan” means the TetraLogic Pharmaceuticals Corporation 2004 Equity Incentive Plan as adopted by the Company’s Board of Directors on February 2, 2004.

(aa)                          “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.

(bb)                          “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(cc)                            “Shares” means shares of the Company’s common stock, par value $0.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

(dd)                          “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2.  Administration.  The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards.  Such authority will include the right to:

(a)                                 select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)                                 determine the type of Award to be granted;

(c)                                  determine the number of Shares, if any, to be covered by each Award;

(d)                                 establish the terms and conditions of each Award;

(e)                                  subject to Section 9, establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f)                                   approving forms of agreements (including Award Agreements) for use under the Plan;

(g)                                  determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(h)                                 accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 10; and

(i)                                     extend the period of time for which an Option is to remain exercisable following a Participant’s termination of service to the Company from the limited period otherwise in effect for that Option to such greater period of time as the Committee deems appropriate, but in no event beyond the expiration of the term of the Option.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such delegation.  Any such delegation shall be subject to the applicable corporate laws of the State of Delaware.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3.  Shares Subject to the Plan.

(a)                                 Shares Subject to the Plan.  Subject to adjustment as provided in Section 3(c) of the Plan, the maximum aggregate number of Shares that may be issued in respect of Awards under the Plan is:

(i)                                     Fifteen percent (15%) of the Company’s outstanding equity on a fully diluted basis immediately after the later to occur of the initial closing or the over-allotment option exercise closing of the Company’s initial public offering for which the Company initially filed a registration statement with the Securities and Exchange Commission on October 18, 2013; plus

(ii)                                  the sum of (A) the number of Shares reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan as of the date of shareholder approval of this Plan and (B) the number of Shares subject to awards granted under the Prior Plan, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased (including any Shares repurchased by the Company at their original issuance price pursuant to a contractual repurchase right).

Any or all of the Awards may be in the form of Incentive Stock Options.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.  In accordance with the requirements under Section 162(m) of the Code, the maximum number of Shares underlying Awards (including Options, Restricted Stock, Restricted Stock Units and Performance Awards) that may be granted during a calendar year to any individual Participant shall be 340,000 Shares.

(b)                                 Effect of the Expiration or Termination of Awards.  If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan.  Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.  Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not become available for grant under the Plan.

(c)                                  Other Adjustment.  In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, split-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.  The Committee shall not make any adjustment that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

(d)                                 Change in Control.  Upon a Change in Control, all outstanding Awards shall become vested and immediately exercisable (as applicable).  Additionally, notwithstanding anything to the contrary set forth in the Plan, upon any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)                                     cause any outstanding Option to be exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(ii)                                  cancel any Award in exchange for a substitute award;

(iii)                               redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to Fair Market Value of an unrestricted Share on the date of the Change in Control;

(iv)                              cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Committee may cancel that Option without any payment of consideration therefor;

(v)                                 take such other action as the Committee shall determine to be reasonable under the circumstances; and/or

(vi)                              notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, such Award shall be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

SECTION 4.  Eligibility.  Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted

Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5.  Options.  Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.  Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)                                 Option Price.  The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)                                 Option Term.  The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years.  No Option may be exercised by any Person after expiration of the term of the Option.

(c)                                  Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

(d)                                 Method of Exercise.  Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 6, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased.  Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept.  The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made.  A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 15(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)                                  Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)                                   Termination of Service.  Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

SECTION 6.  Termination of Service.  Unless otherwise specified with respect to a particular Option in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 6.

(a)                                 Termination by Reason of Death.  If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee , then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

(b)                                 Termination by Reason of Disability.  If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

(c)           Cause.  If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)           Other Termination.  If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

SECTION 7.  Restricted Stock.

(a)           Issuance.  Restricted Stock may be issued either alone or in conjunction with other Awards.  The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.  The purchase price for Restricted Stock may, but need not, be zero.  The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)           Certificates.  Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)           Restrictions and Conditions.  The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)            During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan.  The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii)           While any Share of Restricted Stock remain subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares unless otherwise provided under the applicable Award Agreement or as determined by the Committee.  If any cash distributions or dividends are payable with respect to the Restricted Stock, the  Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan.  A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period.  Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)          Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

SECTION 8.  Restricted Stock Units.  Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, continued employment or service of the recipient or the attainment of specified individual or corporate performance goals.  Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.  Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share.  Distributions may be made in Shares.  All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 9.  Performance Based Awards.

(a)           Performance Awards Generally. The Committee may grant Performance Awards in accordance with this Section 9.  Performance Awards may be denominated as a number of Shares or specified number of other Awards, which may be earned upon achievement or satisfaction of such Performance Goals as may be specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals as may be specified by the Committee.

(b)           Adjustments to Performance Goals.  The Committee may provide, at the time Performance Goals are established, that adjustments will be made to those performance goals to take into account, in any objective manner specified by that committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) restructuring activities reported in the Company’s public filings, (E) investments, dispositions or acquisitions, (F) loss from the disposal of certain assets, (G) gain or loss from the early extinguishment, redemption, or repurchase of debt, (H) changes in accounting principles, or (I) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code (to the extent such Award is intended to be “qualified performance-based compensation”).  An adjustment described in this Section may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the committee at the time the performance goals are established.  Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the committee at the time performance objectives are established.  In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s equity.

(c)           Other Terms of Performance Awards.  The Committee may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Performance Award until the Shares are actually issued thereunder.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Performance Award vesting, the Participant’s Performance Award or portion thereof that then remains subject to forfeiture will then be forfeited automatically.

SECTION 10.  Amendments and Termination.  The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 11.  Prohibition on Repricing Programs.  Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options under the Plan are cancelled and new Options are granted in replacement with a lower exercise price per share, (ii) cancel outstanding Options under the Plan with exercise prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price in effect for outstanding Options under the Plan, without in each such instance obtaining shareholder approval.

SECTION 12.  Conditions Upon Grant of Awards and Issuance of Shares.

(a)           The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)           No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

SECTION 13.  Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

SECTION 14.  Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  The minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 15.  Liability of Company.

(a)           Inability to Obtain Authority.  If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)           Grants Exceeding Allotted Shares.  If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c)           Rights of Participants and Beneficiaries.  The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan.  The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

SECTION 16.  General Provisions.

(a)           The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b)           All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)           Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d)           Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

SECTION 17.  Effective Date of Plan.  The Plan will become effective immediately prior to the closing of the Company’s initial public offering for which the Company filed a registration statement with the Securities and Exchange Commission on October 18, 2013.

SECTION 18.  Term of Plan.  Unless the Plan shall theretofore have been terminated in accordance with Section 10, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

SECTION 19.  Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 20.  Governing Law.  The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 21.  Notices.  Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

AWARD AGREEMENT FOR RESTRICTED SHARES
UNDER THE

TETRALOGIC PHARMACEUTICALS CORPORATION

2013 EQUITY INCENTIVE PLAN

THIS AWARD AGREEMENT FOR RESTRICTED SHARES (this “Agreement”) is made between TetraLogic Pharmaceuticals Corporation (the “Company”) and                        (the “Grantee”), dated                    , 201   (the “Effective Date”).

WHEREAS, the Company desires to award [                ] Restricted Shares to the Grantee under the TetraLogic Pharmaceuticals Corporation 2013 Equity Incentive Plan, as amended (the “Plan”), pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.                                      Award of Restricted Stock.  As of the Effective Date, pursuant to the Plan, the Company hereby awards to the Grantee [                ] Restricted Shares (the “Award”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan.  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

2.                                      Vesting of Restricted Shares.

(a)                                 Vesting Schedule.  The Award will vest and become free from forfeiture restrictions according to the following schedule:

[Insert applicable vesting terms]

(b)                                 [Vesting Upon Certain Events.  Notwithstanding the foregoing, upon a Change in Control, all of the Restricted Shares underlying the Award will immediately and fully vest and become free from any forfeiture restrictions.  If the Grantee’s employment or service (as applicable) with the Company and its Affiliates (as applicable) terminates or is terminated for any reason, any Restricted Shares that are then still subject to forfeiture restrictions as of such date shall be immediately forfeited with no other compensation due to the Grantee.]

3.                                      Issuance of Shares.

(a)                                   The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.  Any shares issued to the Grantee hereunder shall be fully paid and non-assessable.

(b)                                   While the Restricted Shares remain subject to forfeiture to the Company pursuant to Section 2 above, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares.  As soon as practicable following the time that any Restricted Share becomes vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed.  The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c)                                    If any certificate is issued in respect of Restricted Shares, that certificate will be legended as described herein and held in escrow by the Company’s secretary or his or her designee.  In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares.  At such time as those Restricted Shares become vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable vesting conditions and will cause that new certificate to be delivered to the Grantee (again, provided that appropriate arrangements have been made with the Grantee for the withholding or payment of any taxes that may be due with respect to such Shares).

4.                                      Tax Consequences.  The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the vesting of the Restricted Shares or an election filed under Section 83(b) of the Code.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5.                                      Restriction on Transfer of Restricted Shares.  None of the Restricted Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until they have become vested in accordance with Section 2 of this Agreement.

6.                                      Share Legends. All stock certificates representing the Restricted Shares underlying the Award may have affixed thereto legends required by applicable state law or as the Company deems appropriate.

7.                                      Withholding.  The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Grantee any taxes required to be withheld by federal, state or local law as a result of the grant of this Award or other disposition of the Shares.  If the amount of any consideration payable to the Grantee is insufficient to pay such taxes or if no consideration is payable to the Grantee, upon the request of the Company, the Grantee will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the Award or the sale or other disposition of the Shares.

8.                                      The Plan. The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Restricted Shares subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

9.                                      Representations and Warranties.  By executing this Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a)                                 The Restricted Shares are being acquired for the Grantee’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

(b)                                 No other person (other than the Grantee and the Company) has or will have a direct or indirect beneficial interest in the Restricted Shares; and

(c)                                  In addition to complying with other similar restrictions contained herein, the Grantee will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Restricted Shares unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary.

10.                               General Provisions:

(a)                                 This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the award of the Restricted Shares that are subject to this Agreement and may only be modified or amended in a writing signed by both parties.

(b)                                 Neither this Agreement nor any rights or interest hereunder shall be assignable by the Grantee, his beneficiaries or legal representatives, and any purported assignment in violation hereof shall be null and void.

(c)                                  Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d)                                 The grant of Restricted Shares hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or affiliates.

(e)                                  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

(f)                                   This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement for Restricted Shares on the        day of                             , 201  .

TETRALOGIC PHARMACEUTICALS CORPORATION

By:
Name:
Title:

GRANTEE

TETRALOGIC PHARMACEUTICALS CORPORATION

2013 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

TetraLogic Pharmaceuticals Corporation (the “Company”) hereby grants to [                    ] (the “Optionee”) an option (the “Option”) to purchase a total of [                  ] shares of Common Stock of the Company (the “Option Shares”), at the price and on the terms set forth herein, and in all respects subject to the terms, definitions and provisions of the TetraLogic Pharmaceuticals Corporation 2013 Equity Incentive Plan (the “Plan”) applicable to non-qualified stock options, which terms and provisions are hereby incorporated by reference herein.  Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings when used herein.

1.                                      Nature of the Option.  This Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.

2.                                      Date of Grant; Term of Option.  This Option is granted this [            ] day of [                , 20    ] (the “Date of Grant”) and it may not be exercised later than the date that is ten (10) years after the Date of Grant, subject to earlier termination, as provided in the Plan or Section 5 hereof.  For purposes of this Agreement, the term “Effective Date of Grant” shall mean [                    , 20    ].

3.                                      Option Exercise Price.  The Option exercise price is [$              ]  per Share.

4.                                      Exercise of Option.  This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement as follows:

(a)                                 Right to Exercise.

(i)                                     In General.  Subject to Section 4(a)(ii) and 4(a)(iii) of this Option, the Option will vest and become exercisable according to the following schedule:

[INSERT APPLICABLE VESTING SCHEDULE].

(ii)                                  [Accelerated Vesting on Change in Control.  In the event of a Change in Control, the Option will vest and become fully exercisable with respect to all then unvested Option Shares, as of the date of such Change in Control.]

(b)                             Method of Exercise.  The Optionee may exercise this Option by providing written notice stating the election to exercise this Option.  Such written notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company.  The written notice must be accompanied by payment of the option exercise price in the manner described in Section 4(c), and by any other agreements required by the Board or its Committee and/or the terms of the

Plan.  This Option will be deemed to be exercised only upon the receipt by the Company of such written notice, payment of the option exercise price and any other agreements required by the Board or its Committee, the terms of the Plan and/or this Award Agreement.  The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Shares notwithstanding the exercise of this Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing Shares that are being issued upon exercise of this Option.  The certificate(s) for the Shares will be registered in the name of the Optionee and will contain any legend as may be required under the Plan, this Award Agreement, and/or applicable law.

(c)                                  Method of Payment.  The method of payment of the option exercise price will be determined by the Board or its Committee and may consist entirely of cash, certified check, or such other consideration or method of payment as may be authorized under the Plan, including, if authorized by the Committee, through means of a “net settlement” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

(d)                                 Partial Exercise.  This Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

(e)                                  Restrictions on Exercise.  This Option may not be exercised if the issuance of these Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  In addition, as a further condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

5.                                      Termination of Relationship with the Company.

(a)                                 Voluntary Termination.  If the Optionee terminates his or her employment with the Company (and its Affiliates, as applicable) for any reason other than death or Disability, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination.  To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(b)                                 Disability.  If the Optionee’s employment by the Company (and its Affiliates, as applicable) terminates due to Disability, the Option (to the extent exercisable at the time of such termination) may be exercised by the Optionee or his or her legal guardian or representative at any time within twelve (12) months after such termination.  To the extent that the Option is not exercisable on the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(c)                                  Death.  If the Optionee’s employment by the Company (and its Affiliates, as applicable) terminates due to his or her death, the Option (to the extent exercisable at the time of such death) will remain exercisable for twelve (12) months after the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.  To the extent that the Option is not exercisable on the date of death, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

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(d)                                 Termination Without Cause.  If the Company (or its Affiliate(s), as applicable) terminates Optionee’s employment with the Company (and its Affiliates, as applicable) without Cause, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination.  To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(e)                                  Termination for Cause.  If the Company (or its Affiliate(s), as applicable) terminates Optionee’s employment with the Company (and its Affiliates, as applicable) for Cause, the Option will then terminate immediately and automatically, and the Optionee shall have no further rights therein.

Notwithstanding any other provision of this Section 5, the Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

6.                                      Non-Transferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, this Option is exercisable only by the Optionee (or by such Optionee’s legal guardian or representative as provided in Section 5).  Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators, legal guardians, representatives and heirs of the Optionee, meaning for purposes of this Award Agreement, both testamentary heirs and heirs by intestacy.

7.                                      No Continuation of Employment or Engagement.  Neither the Plan nor this Option shall confer upon any Optionee any right to continue in the service of the Company or any of its Affiliates or limit, in any respect, the right of the Company (or its Affiliates, as applicable) to discharge the Optionee at any time, with or without Cause and with or without notice.

8.                                      Withholding.  The Company and its Affiliates reserve the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares.  If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company or its Affiliate, the Optionee (or such other person entitled to exercise this Option pursuant to Section 5 hereof) will pay to the Company or its Affiliate (as applicable) an amount sufficient for the Company or its Affiliate to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

9.                                       The Plan.  The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees

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to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

10.                               Spousal Consent.  As a condition to the effectiveness of the grant of the Option, the Optionee’s spouse (if any) is required to execute the attached “Consent of Spouse.”

11.                               Governing Law.  This Award Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

12.                               Amendment.  Subject to the provisions of the Plan, this Award Agreement may be amended at any time by the Company or its delegate; provided, however, that any modification or amendment of this Award Agreement which adversely affects the Optionee shall require the written consent of the Optionee.

13.                               Entire Agreement.  This Award Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Company.

[signature page follows]

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IN WITNESS WHEREOF, this Award Agreement has been executed by the parties on the date(s) indicated below.

TETRALOGIC PHARMACEUTICALS CORPORATION

By:

Name:

Title:

Date:

OPTIONEE

Signature

Address

Date:

5

ACKNOWLEDGMENT

The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Award Agreement and the TetraLogic Pharmaceuticals Corporation 2013 Equity Incentive Plan (the “Plan”).  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

Date:
Signature of Optionee

Name of Optionee

Address

City, State, Zip Code

CONSENT OF SPOUSE

I,                                              , spouse of [                            ], have read the foregoing Non-Qualified Stock Option Agreement (the “Agreement”). I am aware by the terms of the TetraLogic Pharmaceuticals Corporation 2013 Incentive Plan (the “Plan”) and the Agreement that the transfer of the stock option awarded pursuant to the Agreement (the “Option”) is restricted.  I hereby consent to such restrictions, approve of the provisions of the Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such Option or shares will hold such shares subject to the provisions of the Agreement.  In consideration of the grant of  the Option as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

SIGNATURE OF SPOUSE

DATE